Exhibit 99.1

PRESS RELEASE

AEON Biopharma Reports Third Quarter 2025 Results, Including Positive ABP-450 Biosimilarity Data and Strategic Positioning for Continued Growth

– FDA Type 2a meeting scheduled for November 19, 2025 to review AEON’s analytical development plan and initial data –

– Positive biosimilarity data for ABP-450 confirming identical amino-acid sequencing and highly similar functional characteristics submitted to FDA ahead of scheduled Type 2a meeting –

– Two complementary financing transactions announced in November 2025 - $6 million PIPE financing and a proposed Daewoong note exchange - are expected to strengthen AEON’s balance sheet, reduce outstanding debt by more than 90%, accelerate the ABP-450 biosimilar program by up to six months, and extend cash runway into the second quarter of 2026 –

IRVINE, Calif., November 14, 2025 – AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE American: AEON), a biopharmaceutical company seeking an accelerated and full-label U.S. market entry by developing ABP-450 (prabotulinumtoxinA) as a BOTOX® (onabotulinumtoxinA) biosimilar, today announced its financial results for the quarter ended September 30, 2025, and provided a business update.

“The foundation of AEON’s progress lies in our science and is underscored by years of market validation”, said Rob Bancroft, AEON’s President and Chief Executive Officer. “Our recently released analytical results confirm both ABP-450’s identical amino-acid sequencing of all visible portions and highly similar functional characteristics to BOTOX®. These results are supported by a globally approved and fully scaled manufacturing platform with approvals in 69 countries. Together, these scientific and global data points validate our biosimilar strategy and instill confidence in AEON’s path forward.”

“On the strength of this foundation, we announced two complementary financing transactions with Daewoong Pharmaceutical and institutional investors that are expected to eliminate over 90% of our outstanding debt, strengthen our balance sheet, and extend our cash runway into the second quarter of 2026 while accelerating the ABP-450 program by up to six months. With our FDA Type 2a meeting scheduled later this month, we are entering the next phase of development from a position of scientific and financial strength.”

Recent Clinical and Corporate Highlights

●Positive Biosimilarity Results
oIn November 2025, AEON reported positive biosimilarity data for ABP-450, its proposed biosimilar to BOTOX®. Analytical results confirmed identical amino-acid sequencing and highly similar functional characteristics to BOTOX®. The analytical package has been submitted to the FDA ahead of AEON’s Type 2a meeting scheduled for November 19, 2025.
◾LC-MS analysis demonstrated that the primary structure of ABP-450 exhibited a 100% amino-acid sequence match to BOTOX®, with sequence coverage of 93–99% across all five proteins comprising the 900 kDa botulinum toxin type A complex.

Exhibit 99.1

PRESS RELEASE

●	Strategic Financing and Note Exchange
o	Also in November 2025, AEON announced two complementary transactions - a $6 million PIPE financing and a proposed Daewoong Pharmaceutical note exchange - which, together, are expected to strengthen AEON’s balance sheet, reduce outstanding debt by more than 90% and extend cash runway into the second quarter of 2026 while accelerating the ABP-450 program by up to six months.

Liquidity and Capital Resources

●	The Company reported cash and cash equivalents of $5.9 million as of September 30, 2025, which does not include expected proceeds from the November 2025 PIPE financing. Including the recent financing, the company’s cash and cash equivalents are expected to be sufficient to fund the Company’s operating plan through into the second quarter of 2026, well beyond its Type 2a meeting with the FDA scheduled for this month.

Expected Upcoming Milestones

●	November 19, 2025 – Expected results and path forward from Biosimilar Biological Product Development (BPD) Type 2a FDA meeting.

About the U.S. Biosimilar Pathway

The U.S. Food and Drug Administration (“FDA”) regulates biosimilars under the Public Health Service Act’s 351(k) pathway, which require developers to demonstrate that a proposed product is highly similar to an approved reference biologic with no clinically meaningful differences in safety, purity, or potency. Analytical similarity is the scientific foundation of this process, representing the most critical and data-intensive phase of development. Once analytical comparability across key quality attributes is established, subsequent FDA interactions focus on confirming whether any residual uncertainty requires limited clinical evaluation.

About AEON Biopharma

AEON Biopharma is a biopharmaceutical company seeking accelerated and full-label access to the U.S. therapeutic neurotoxin market via biosimilarity to BOTOX. The U.S. therapeutic neurotoxin market exceeds $3.0 billion annually, representing a major opportunity for biosimilar entry.  The Company’s lead asset is ABP-450 injection for debilitating medical conditions. ABP-450 is the same botulinum toxin complex currently approved and marketed for cosmetic indications by Evolus, Inc. under the name Jeuveau®. ABP-450 is manufactured by Daewoong Pharmaceutical in compliance with current Good Manufacturing Practice, or cGMP, in a facility that has been approved by the U.S. Food and Drug Administration, Health Canada, and European Medicines Agency. The product is approved as a biosimilar in India, Mexico, and the Philippines. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. To learn more about AEON, visit www.aeonbiopharma.com.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or AEON’s future financial or operating performance. For example, statements regarding meetings with the FDA, the timing of completion of, or outcome of results from, primary comparative analytical studies, or potential determination that ABP-450 is highly similar to

Exhibit 99.1

PRESS RELEASE

the reference product for currently approved and future therapeutic indications are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "plan", "possible", "forecast", "expect", "intend", "will", "estimate", "anticipate", "believe", "predict", "potential" or "continue", or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by AEON and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the completion of the primary structure analysis by AEON; (ii) the completion of select functional analyses by Daewoong Pharmaceutical; (iii) the expected Type 2a meeting with the FDA and potential path forward to biosimilarity designation; (iv) AEON’s ability to receive full-label access to the U.S. therapeutic neurotoxin market via biosimilarity to BOTOX on an accelerated timeline or at all; (v) the outcome of any legal proceedings that may be instituted against AEON or others; (vi) AEON’s future capital requirements; (vii) AEON’s ability to raise financing in the future; (viii) AEON’s ability to continue to meet continued stock exchange listing standards; (ix) the possibility that AEON may be adversely affected by other economic, business, regulatory, and/or competitive factors; (x) the outcomes from any meetings or discussions with regulatory authorities; (xi) the timing of, or results from, any testing performed on AEON’s product; (xii) AEON’s ability to consummate the PIPE financing transaction and proposed notes exchange transaction in a timely manner and on the current terms; and (xiii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at  www.sec.gov.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. AEON does not undertake any duty to update these forward-looking statements.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of obtaining the stockholder approval needed to consummate the PIPE financing and proposed not exchange transactions described above (the “Stockholder Approval”). In connection with obtaining the Stockholder Approval, the Company expects to file a proxy statement on Schedule 14A and other relevant materials with the SEC. This communication does not constitute a solicitation of any vote or approval. SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTIONS. Copies of the proxy statement and other relevant materials and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, stockholders may obtain free copies of the proxy statement and other relevant materials through the website maintained by the SEC at http://www.sec.gov. or by directing a request to: AEON Biopharma, Inc., investor.relations@aeonbiopharma.com.

Participants in the Solicitation

Exhibit 99.1

PRESS RELEASE

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Stockholder Approval. Information about the directors and executive officers of the Company is set forth in the Company's proxy statement on Schedule 14A filed with the SEC on April 29, 2025 and on subsequent Form 4 and Form 5 filings. Other information regarding the persons who may be deemed participants in the proxy solicitations in connection with the transactions, and a description of any interests that they have in the exchanges, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the Stockholder Approval when they become available. Stockholders, potential investors and other interested persons should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Contacts

Investor Contact:
Laurence Watts
New Street Investor Relations
+1 619 916 7620
laurence@newstreetir.com

Source: AEON Biopharma

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value amounts)

	September 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,927	$13
Prepaid expenses and other current assets	1,485	1,577
Total current assets	7,412	1,590
Property and equipment, net	181	235
Operating lease right-of-use asset	1,112	1,288
Other assets	29	29
Total assets	$8,734	$3,142
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,525	$5,910
Accrued clinical trials expenses	1,524	3,571
Accrued compensation	1,547	1,068
Other accrued expenses	2,632	3,600
Total current liabilities	8,228	14,149
Convertible notes at fair value, including related party amount of $17,051 and $11,689, at September 30, 2025 and December 31, 2024, respectively	17,051	11,689
Operating lease liability	957	1,145
Warrant liability	2,338	1,187
Contingent consideration liability	32	3,541
Total liabilities	28,606	31,711
Commitments and contingencies (Note 6)
Stockholders’ Deficit:
Class A common stock, $0.0001 par value; 1,040,000,000 and 500,000,000 shares authorized at September 30, 2025 and December 31, 2024, and 11,643,786 and 555,511 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	9	4
Additional paid-in capital	413,801	403,024
Accumulated deficit	(433,682)	(431,597)
Total stockholders' deficit	(19,872)	(28,569)
Total liabilities and stockholders' deficit	$8,734	$3,142

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating expenses:
Selling, general and administrative	$1,933	$3,044	$8,316	$11,014
Research and development	597	972	2,485	11,144
Change in fair value of contingent consideration	(37)	—	(3,509)	(97,464)
Total operating costs and expenses	2,493	4,016	7,292	(75,306)
(Loss) income from operations	(2,493)	(4,016)	(7,292)	75,306
Other (loss) income:
Change in fair value of convertible notes	(1,877)	(1,878)	(5,362)	(170)
Change in fair value of warrants	(236)	(377)	85,950	(15,376)
Loss on issuance of warrants	—	—	(75,644)	—
Loss on embedded forward purchase agreements and derivative liabilities, net	—	81	—	(19,931)
Other income, net	68	19	263	94
Total other (loss) income, net	(2,045)	(2,155)	5,207	(35,383)
(Loss) income before taxes	(4,538)	(6,171)	(2,085)	39,923
Income taxes	—	—	—	—
Net (loss) income	$(4,538)	$(6,171)	$(2,085)	$39,923
Basic net (loss) income per share	$(0.39)	$(11.24)	$(0.23)	$74.53
Diluted net (loss) income per share	$(0.39)	$(11.24)	$(0.23)	$69.53
Weighted average shares of common stock outstanding used to compute basic net (loss) income per share	11,634,946	549,175	8,931,566	535,693
Weighted average shares of common stock outstanding used to compute diluted net (loss) income per share	11,634,946	549,175	8,931,566	574,216

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and include the accounts of the Company and its controlled subsidiaries.

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